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                                 EXHIBIT 17(b)

                     DAVIS TAX-FREE HIGH INCOME FUND, INC.

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Shelby M.C. Davis, Samuel P. Ynzunza, Sheldon R. Stein and Arthur Don, and each of them, her attorneys-in-fact, each with the power of substitution, for her in any and all capacities, to sign any post-effective amendments to the registration statement under the Securities Act of 1933 (Registration No. 2-29858) and/or the Investment Company Act of 1940 (Registration No. 811-1701), whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all appropriate state or federal regulatory authorities. The undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 15th day of August, 1997.




/s/ Eileen R. Street
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Eileen R. Street, Treasurer